UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  July 19, 2006


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


          Delaware                1-8400               75-1825172
 (State of Incorporation) (Commission File Number)  (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.02  Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on July 19, 2006 by the Company as Exhibit
99.1 which is included herein. This press release was issued to report the Company's second quarter 2006 results.

Item 9.01  Financial Statements and Exhibits

          (c)  Exhibits

                   Exhibit 99.1   Press Release of AMR dated July 19, 2006








                          SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  July 19, 2006



                        EXHIBIT INDEX


Exhibit        Description

  99.1         Press Release


                                             Exhibit 99.1


                         CONTACT:       Andy Backover
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE:  Wednesday, July 19, 2006

Editor's Note: A live Webcast reporting second quarter results will be broadcast on the Internet on July 19 at 2 p.m. EDT. (Windows Media Player required for viewing)


        AMR CORPORATION REPORTS A SECOND QUARTER 2006
                   PROFIT OF $291 MILLION
   Mainline Unit Revenue Grows 11.7 Percent Year Over Year
   Despite Record Load Factors, Rising Fuel Costs Remain A
                           Burden

     FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $291 million for the second quarter of 2006, or $1.14 per share fully diluted, compared to a profit of $58 million or $0.30 per share fully diluted, in the second quarter of 2005.
     "We are pleased to have earned a quarterly profit - just our second in the last 22 quarters without the benefit of special items," said AMR Chairman and CEO Gerard Arpey. "Our performance indicates very clearly that we are on the right track, but also demonstrates - just as clearly - that we have more work to do to return our company to financial health."
     According to Arpey, the stubbornly high cost of fuel and ongoing competitive pressures in the industry remain significant obstacles. "Fuel costs continue to raise the bar in terms of revenue generation, while the growth of low-cost carriers and continuing competition from bankrupt carriers with significant cost advantages drive the need for increased efficiencies and cost savings across all areas of our business," Arpey said.
     During the second quarter, the Company paid $374 million more for fuel than it would have paid at the fuel prices prevailing during the same period a year ago. American's mainline cost per available seat mile in the quarter was up 8.5 percent year over year. Excluding fuel, the airline's unit cost for the second quarter was up 1.4 percent year over year.
     AMR's full-year 2006 fuel cost estimates have continued to grow. In January, the Company said it expected a full-year average price of $1.95 a gallon and, in April, revised this forecast to $2.07. AMR now forecasts a full-year 2006 average fuel cost of $2.18 a gallon.
     In spite of rising fuel costs, Arpey pointed out that AMR continues to enjoy solid revenue momentum. "The combination of capacity restraint, the changes we have made to our network and product offerings, and the consistent, high-quality service provided by our employees has enabled us to drive unit revenues to a level approaching the highs reached in 2000."
     American's systemwide load factor - or the percentage of total seats filled - hit a record of 82.6 percent during the second quarter. Yield, which represents average fares, increased 7.6 percent compared to the second quarter of 2005, and passenger revenue per available seat mile for the second quarter was up 11.7 percent compared to 2005.
     AMR reported second quarter consolidated revenues of approximately $6 billion, an increase of 12.5 percent year over year. Other revenues in the second quarter, including such sources as confirmed flight change, purchased upgrades, Buy-on-Board food services and third-party maintenance work, increased 20.9 percent year over year to $347 million.
     "Our summer is off to a strong start, and as always, our employees deserve enormous credit for getting millions of customers where they are going safely, comfortably and on time," Arpey said.
     Arpey also pointed out, however, that the second quarter is a traditionally strong period for American, so more performance improvements will be required to sustain profitability through the rest of 2006.
     "These results point the way to our continued progress," Arpey said. "We need to keep finding new ways to care for our customers while reducing expenses wherever possible. It's a tall order, but as today's results demonstrate, our team is up to the job."
     American continues to execute on the fundamentals of its Turnaround Plan by working together with employees to identify ways to reduce costs, grow revenues, improve the customer experience and simplify its operations, Arpey noted. A few recent examples:
     American made a decision in the second quarter to return 19 non-standard 757 aircraft, originally acquired from TWA, when their leases expire in 2007 and 2008. The decision will save more than $50 million in annual lease costs and also allow the Company to avoid costly upgrades and higher required maintenance costs.
     In June, American announced the AAdvance Bag Check SM program that allows passengers on cruise ships, at hotels and at convention centers to drop off their luggage for American flights at select remote locations.
     In May, management and Transport Workers Union (TWU) Local 567 employees at the American Airlines Alliance Maintenance Base, including Texas Aero Engine Services Ltd., American's engine repair facility joint venture with Rolls Royce, set a "breakthrough goal" of obtaining $400 million in value for the airline by the end of 2008. Work teams were formed to focus on such areas as revenue generation, productivity increases and employee involvement.
     Also in May, American began introducing a new service to accept credit and debit cards for onboard purchases, in addition to cash, using wireless handheld devices.
     Arpey pointed out that in addition to earning a profit, AMR was able to contribute $149 million to its various defined benefit pension plans since the end of the first quarter, bringing its total 2006 contributions to the plans to $184 million through July 14.
     AMR also was able to grow its cash balance, ending the period with $5.7 billion in cash and short-term investments, including a restricted balance of $525 million.

Editor's Note: AMR's Chairman, President and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, July 19, from 2 p.m. to 2:45 p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media from 3 p.m. to 3:45 p.m. EDT. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and significantly reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment faced by the Company, and historically low fare levels; competition with reorganized and reorganizing carriers; the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2005.


Detailed financial information follows:



                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                                   Three Months Ended
                                        June 30,            Percent
                                   2006         2005        Change
Revenues
 Passenger - American Airlines     $4,720       $4,264        10.7
           - Regional Affiliates      702          561        25.1
 Cargo                                206          197         4.6
 Other revenues                       347          287        20.9
      Total operating revenues      5,975        5,309        12.5

Expenses
 Wages, salaries and benefits       1,680        1,671         0.5
 Aircraft fuel                      1,708        1,350        26.5
 Other rentals and landing fees       334          319         4.7
 Depreciation and amortization        291          286         1.7
 Commissions, booking fees
   and credit card expense            286          286          -
 Maintenance,materials
   and repairs                        238          257        (7.4)
 Aircraft rentals                     149          147         1.4
 Food service                         129          127         1.6
 Other operating expenses             684          637         7.4
    Total operating expenses        5,499        5,080         8.2


Operating Income                      476          229          *

Other Income (Expense)
 Interest income                       68           29          *
 Interest expense                    (260)        (223)       16.6
 Interest capitalized                   7           24       (70.8)
 Miscellaneous - net                     -          (1)         *
                                     (185)        (171)        8.2

Income Before Income Taxes             291          58          *
Income tax                               -           -          -
Net Earnings                       $   291     $    58          *


Earnings Per Share
Basic                              $  1.44     $  0.35
Diluted                            $  1.14     $  0.30

Number of Shares Used in Computation

  Basic                                202         163
  Diluted                              262         216

*     Greater than 100%




                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                        Three Months Ended
                                             June 30,          Percent
                                        2006        2005       Change
American Airlines, Inc. Mainline
  Jet Operations
 Revenue passenger miles (millions)     36,857     35,795        3.0
 Available seat miles (millions)        44,600     45,018       (0.9)
 Cargo ton miles (millions)                562        558        0.7
 Passenger load factor                   82.6%      79.5%        3.1 pts.
 Passenger  revenue  yield  per
  passenger mile (cents)                 12.81      11.91        7.6
 Passenger revenue per available
  seat mile (cents)                      10.58       9.47       11.7
 Cargo revenue yield per ton
  mile(cents)                            36.59      35.11        4.2
 Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents) (1)                 10.88      10.03        8.5
 Fuel consumption (gallons,in
  millions)                                737        749       (1.6)
 Fuel price per gallon (cents)           209.5      163.4       28.2


Regional Affiliates
 Revenue passenger miles (millions)      2,666      2,317       15.1
 Available seat miles (millions)         3,436      3,211        7.0
 Passenger load factor                   77.6%      72.2%        5.4 pts.


AMR Corporation
 Average Equivalent Number of Employees

    American Airlines                   73,100     75,100
    Other                               13,400     13,400
         Total                          86,500     88,500


(1) Excludes $688 million and $627 million of expense incurred related to Regional Affiliates in 2006 and 2005, respectively.


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)




American Airlines, Inc. Mainline            Three Months Ended June 30,
Jet Operations                              2006            2005
(in millions, except as noted)

Total operating expenses                    $5,539          $5,143
Less: Operating expenses incurred
 related to Regional Affiliates                688             627
Operating expenses excluding expenses
 incurred related to Regional Affiliates    $4,851          $4,516
American  mainline jet operations
 available seat miles                       44,600          45,018

Operating expenses per available seat
 mile, excluding Regional
 Affiliates (cents)                          10.88           10.03

Less: Fuel cost per available seat
 mile (cents)                                 3.47            2.72
Operating expenses per available seat
 mile, excluding Regional
 Affiliates and fuel expense (cents)          7.41            7.31


Percent change                                1.4%



AMR Corporation
Impact of Fuel Price Variance

   Average fuel price per gallon (cents)
        Three months ended June 30, 2006            210.2
        Three months ended June 30, 2005            164.2
   Change in price (cents)                           46.0
   2006 consumption (gallons, in millions)        x 812.4
   Impact of fuel price variance (in millions)    $ 373.7






Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel, as well as the impact of fuel price increases, assist investors in understanding the impact of volatile fuel prices on the Company's operations.




                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                                   Six Months Ended June 30,   Percent
                                      2006         2005        Change
Revenues
 Passenger - American Airlines      $ 8,964      $ 8,106        10.6
           - Regional Affiliates      1,271        1,012        25.6
 Cargo                                  392          380         3.2
 Other revenues                         692          561        23.4
    Total operating revenues         11,319       10,059        12.5


Expenses
 Wages, salaries and benefits         3,409        3,315         2.8
 Aircraft fuel                        3,181        2,448        29.9
 Other rentals and landing fees         650          619         5.0
 Depreciation and amortization          578          576         0.3
 Commissions, booking fees
  and credit card expense               555          557        (0.4)
 Maintenance, materials
  and repairs                           474          492        (3.7)
 Aircraft rentals                       295          295          -
 Food service                           253          252         0.4
 Other operating expenses             1,333        1,253         6.4
    Total operating expenses         10,728        9,807         9.4


Operating Income                        591          252         *

Other Income (Expense)
 Interest income                        121           64        89.1
 Interest expense                      (521)        (457)       14.0
 Interest capitalized                    14           47       (70.2)
 Miscellaneous - net                     (6)         (10)      (40.0)
                                       (392)        (356)       10.1

Income (Loss) Before Income
 Taxes                                  199         (104)         *
Income tax                                -            -          -
Net Income (Loss)                    $  199      $  (104)         *


Earnings Per Share
Basic                                $ 1.03      $ (0.64)
Diluted                              $ 0.84      $ (0.64)

Number of Shares Used in Computation
  Basic                                 194          162
  Diluted                               253          162

*     Greater than 100%

                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                          Six Months Ended
                                             June 30,          Percent
                                           2006       2005      Change
American Airlines, Inc. Mainline
Jet Operations
 Revenue passenger miles (millions)      69,872      68,123       2.6
 Available seat miles (millions)         87,351      87,872      (0.6)
 Cargo ton miles (millions)               1,083       1,098      (1.4)
 Passenger load factor                    80.0%       77.5%       2.5 pts.
 Passenger  revenue  yield  per
  passenger mile (cents)                  12.83       11.90       7.8
 Passenger revenue per available
  seat mile (cents)                       10.26        9.22      11.3
 Cargo  revenue yield per ton
  mile (cents)                            36.15       34.53       4.7
 Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents) (1)                  10.84        9.92       9.3
 Fuel consumption (gallons, in
  millions)                               1,442       1,478      (2.4)
 Fuel price per gallon (cents)            199.5       150.2      32.8

Regional Affiliates
 Revenue passenger miles (millions)       4,943       4,202      17.6
 Available seat miles (millions)          6,693       6,126       9.3
 Passenger load factor                    73.9%       68.6%       5.3 pts.



(1) Excludes $1.3 billion and $1.2 billion of expense incurred related to Regional Affiliates in 2006 and 2005, respectively.


                       AMR CORPORATION
             NON-GAAP AND OTHER RECONCILIATIONS
                         (Unaudited)



American Airlines, Inc. Mainline          Six Months Ended June 30,
Jet Operations                              2006        2005
(in millions, except as noted)

Total operating expenses                    $10,814     $ 9,924
Less: Operating expenses incurred
related to Regional Affiliates                1,343       1,210
Operating expenses excluding expenses
incurred related to Regional Affiliates $ 9,471 $ 8,714 American mainline jet operations
available seat miles                         87,351      87,872
Operating expenses per available seat
mile, excluding expenses incurred
related to Regional Affiliates (cents)        10.84        9.92




                             ###
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